Exhibit 10.2

SECOND AMENDMENT TO BUSINESS MANAGEMENT AGREEMENT

THIS SECOND AMENDMENT TO BUSINESS MANAGEMENT AGREEMENT, dated as of August 3, 2010 (the “Amendment”), by and between CommonWealth REIT, formerly known as HRPT Properties Trust, a Maryland real estate investment trust (the “Company”), and Reit Management & Research LLC, a Delaware limited liability company (the “Manager”).

WHEREAS, the Company and the Manager are parties to a Business Management Agreement, dated as of June 8, 2009 (as previously amended, the “Business Management Agreement”); and

WHEREAS, the Company effected on July 1, 2010, a reverse share split, which resulted in a four for one combination of the Company’s common shares of beneficial interest, $0.01 par value per share (the “Reverse Share Split”); and

WHEREAS, the Company and the Manager wish to amend the Business Management Agreement to revise the determination of the Incentive Fee (as defined in the Business Management Agreement) to give effect to the Reverse Share Split and any future share split, dividend, subdivision, combination, consolidation or recapitalization with respect to the Company’s common shares of beneficial interest, $0.01 par value per share;

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

1.             Clause (ii) of Section 10(b) of the Business Management Agreement is hereby amended to add immediately after the reference to “$.01” included therein the following defined term:  “(the ‘Per Share Amount’)”.

2.             A new Section 10(d) is hereby added to the Business Management Agreement to read in its entirety as follows:

(d)           For purposes of determining the Incentive Fee, if there shall occur a share split, dividend, subdivision, combination, consolidation or recapitalization with respect to the Common Shares during a fiscal year involved in such determination, the number of Common Shares outstanding during the relevant periods and the Per Share Amount shall be proportionally adjusted to give effect to such share split, dividend, subdivision, combination, consolidation or recapitalization as if it had occurred as of the first day of the earliest of the applicable fiscal years.

3.             Section 27(a) of the Business Management Agreement is hereby replaced in its entirety to read as follows:

(a)           Any disputes, claims or controversies between the parties (i) arising out of or relating to this Agreement or the provision of services by the Manager pursuant to this Agreement, or (ii) brought by or on behalf of any shareholder of the Company (which, for purposes of this Section 27, shall mean any shareholder of record or any beneficial owner of shares of the Company, or any former shareholder of record or beneficial owner of shares of the Company), either on his, her or its own behalf, on behalf of the Company or on behalf of any series or class of shares of the Company or shareholders of the Company against the Company or any trustee, officer, manager (including Reit Management & Research LLC or its successor), agent or employee of the Company, including disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of this Agreement, including this arbitration agreement, the Declaration of Trust or the Bylaws (all of which are referred to as “Disputes”), or relating in any way to such a Dispute or Disputes shall, on the demand of any party to such Dispute be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) then in effect, except as those Rules may be modified in this Section 27.  For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against trustees, officers or managers of the Company and class actions by a shareholder against those individuals or entities and the Company.  For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party.

4.             This Amendment shall be effective as of the day and year first above written.  Except as amended hereby, and as so amended, the Business Management Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

5.             The provisions of this Amendment shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

6.             This Amendment may be executed in separate counterparts, each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Business Management Agreement to be executed by their duly authorized officers, under seal, as of the day and year first above written.

COMMONWEALTH REIT

By:	/s/ John C. Popeo
Its: Treasurer

REIT MANAGEMENT & RESEARCH LLC

By:	/s/ Adam Portnoy
Its: President & CEO